DocuSign Envelope ID: 70B41BC7-3ACF-4CA4-81BF-F4D640E0B1C3

EXPENSE LIMITATION AGREEMENT

USAA MUTUAL FUNDS TRUST

THIS AGREEMENT, amended and restated effective as of May 1, 2021, by and between Victory Capital ManagementInc. (the "Investment Adviser") and USAA Mutual Funds Trust, a Delaware statutory trust (the "Trust"), on behalf of each series portfolio listed on Schedule A hereto, (each a "Fund" and collectively the "Funds") individually, and not jointly;

WHEREAS, the Trust is an open-end management investment company of a series type registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"), and each Fund is a series of the Trust; and

WHEREAS, the Trust and the Investment Adviser have entered into an investment advisory agreement on behalf of the Funds (the "Advisory Agreement"), pursuant to which the Investment Adviser provides investment advisory services to the Funds for compensation based on the value of the average daily net assets of each Fund; and

WHEREAS, the Trust and the Investment Adviser have determined that it is appropriate and in the best interests of each Fund and its shareholders to maintain each Fund's aggregate expenses below a level which may normally be incurred by the Fund;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.Expense Limitation.

1.1.Applicable Expense Limitation. To the extent that the aggregate expenses incurred by a Fund in any month, including but not limited to investment advisory fees of the Investment Adviser (but excluding acquired fund fees and expenses, interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, and otherextraordinary expenses not incurred in the ordinary course of such Fund's business), exceed the OperatingExpense Limit, as defined in Section 1.2 below, such excess amount shall be the liability of the Investment Adviser.

1.2.Operating Expense Limit. The maximum Operating Expense Limit in any year with respect to each Fund shall be the amount specified in Schedule A based on a percentage of the average daily net assets of the relevant class of shares of each Fund.

2.Term and Termination of Agreement.

This Agreement shall become effective on the date stated above only if approved by the Board of Trustees of the Trust ("Board") and by a majority of the Trustees who (i) are not "interested persons" of the Trust or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement. This Agreement shall remain in effect with respect to each Fund for the period shown on Schedule A, unless the Board approves otherwise. The Investment Adviser may extend the duration of any Operating Expense Limit for any Fund by delivering a revised Agreement to the Trust reflecting such extension. This Agreement shall terminate with respect to any Fund upon termination of the Advisory Agreement on behalf of that Fund.

DocuSign Envelope ID: 70B41BC7-3ACF-4CA4-81BF-F4D640E0B1C3

3.Recovery of Excess Expenses.

3.1Repayment. To the extent that the Investment Adviser has waived all or part of its fees and/or reimbursed any of a Fund's expenses to satisfy its liability for amounts in excess of that Fund's

Operating Expense Limit, the Investment Adviser may, if the Advisory Agreement is still in effect on behalf of that Fund, seek from that Fund repayment of such amounts for up to three years after the date the Investment Adviser waived any such fees and/or reimbursed any such expenses. Subject to the above described requirement that the Advisory Agreement be in effect and the three year time limitation, the right of the Investment Adviser to repayment from a Fund under this Section 3.1 shallsurvive the termination of this Agreement with respect to that Fund.

3.2Agreement to Reimburse Investment Adviser for Extra Waivers. Each USAA Money Market Fund hereby agrees to reimburse the Investment Adviser for any Extra Waivers (i.e., voluntary fee waivers and/or expense reimbursements made in excess of waivers and reimbursements that are necessary to comply with any Operating Expense Limit in effect at the time of such Extra Waivers), provided that: (a) a USAA Money Market Fund is not obligated to reimburse any such Extra Waivers more than three years after the date in which the Extra Waiver was made by the Investment Adviser; and (b) a USAA Money Market Fund will not pay reimbursements to the Investment Adviser for Extra Waivers to the extent such payments would cause either (i) the USAA Money Market Fund's net yield to fall below the USAA Money Market Fund's Minimum Yield at the time of the Extra Waiver or (ii) the USAA Money Market Fund's expenses to exceed either (1) the Operating Expense Limit in effect at the time of the Extra Waiver, or (2) the Operating Expense Limit in effect at the time the Investment Adviser seeks such reimbursement. Any amounts repaid pursuant to this paragraph will be reported to the Trust's Board of

Trustees at its first regular meeting following the quarter in which the repayment occurred. Subject to the requirement described in the Agreement that the Advisory Agreement be in effect and the three-year time limitation set forth in clause (a) of this paragraph, the right of the Investment Adviser to reimbursement from a USAA Money Market Fund under this section shall survive the termination of the Agreement with respect to that USAA Money Market Fund.

3.3Limitations on Repayments. A Fund will make no repayment if during the year in which the Investment Adviser seeks such repayments, the fund's operating expenses exceed either (a) the

Operating Expense Limit in effect at the time of the original fee waiver or expense reimbursement, or (b) the Operating Expense Limit in effect at the time the Investment Adviser seeks such repayment. Any amounts repaid pursuant to Section 3.1 of this Agreement shall not include any additional charges, fees or interest.

3.4Board Reports. Any amounts repaid pursuant to Section 3.1 of this Agreement will be reported to the Trust's Board of Trustees at its first regular meeting following the quarter in which the repayment occurred.

4.Performance Fees. The amount of any waivers or reimbursements under Section 1 and the amount of any repayments under Section 3 shall be calculated without regard to the impact of any performance adjustment to the Fund's advisory fee under the respective investment advisory agreement with the Investment Adviser.

5.Miscellaneous.

5.1.Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

5.2.Interpretation. Nothing herein contained shall be deemed to require the Trust or the Funds to take any action contrary to the Trust's Declaration of Trust or Bylaws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust's Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Funds.

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5.3.Definitions. Any questions of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act.

DocuSign Envelope ID: 70B41BC7-3ACF-4CA4-81BF-F4D640E0B1C3

have caused this Agreement to be signed by their

respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

USAA MUTUAL FUNDS TRUST, on behalf of each Fund listed on Schedule A, individually and not jointly

By:

Name: Christopher K. Dyer

Title: President

VICTORY CAPITAL MANAGEMENT INC.

By:

Name: Michael D. Policarpo

Title: President, Chief Financial Officer and

Chief Administrative Officer

DocuSign Envelope ID: 70B41BC7-3ACF-4CA4-81BF-F4D640E0B1C3

SCHEDULE A

TO THE EXPENSE LIMITATION AGREEMENT

DATED JULY 1, 2019

As revised December 11, 2020

OPERATING EXPENSE LIMITS

	Maximum

Fund/Class	Operating	Effective Date of	Date of
March 31 FYE Funds	Expense Limit	Waiver	Termination
USAA California Bond Fund Class A	0.80%	July 1, 2019	June 30, 2023
USAA California Bond Fund Shares	0.54%	July 1, 2019	June 30, 2023
USAA California Bond Institutional Shares	0.50%	June 29, 20201	June 30, 2023
USAA Global Equity Income Fund	0.90%	July 1, 2019	June 30, 2023
Institutional Shares
USAA Global Equity Income Fund Shares	1.00%	July 1, 2019	June 30, 2023
USAA New York Bond Fund Class A	0.90%	July 1, 2019	June 30, 2023
USAA New York Bond Fund Shares	0.65%	July 1, 2019	June 30, 2023
USAA New York Bond Institutional Shares	0.61%	June 29, 2020	June 30, 2023
USAA Target Managed Allocation Fund	0.65%	July 1, 2019	June 30, 2023
USAA Tax Exempt Intermediate-Term	0.75%	July 1, 2019	June 30, 2023
Fund Class A
USAA Tax Exempt Intermediate-Term	0.48%	July 1, 2019	June 30, 2023
Fund Shares
USAA Tax Exempt Intermediate-Term	0.44%	June 29, 2020	June 30, 2023
Institutional Shares
USAA Tax Exempt Long-Term Fund Class A	0.70%	July 1, 2019	June 30, 2023
USAA Tax Exempt Long-Term Fund Shares	0.48%	July 1, 2019	June 30, 2023
USAA Tax Exempt Long-Term Institutional	0.44%	June 29, 2020	June 30, 2023
Shares
USAA Tax Exempt Money Market Fund	0.56%	July 1, 2019	June 30, 2023
USAA Tax Exempt Short-Term Fund Class	0.75%	July 1, 2019	June 30, 2023
A
USAA Tax Exempt Short-Term Fund Shares	0.51%	July 1, 2019	June 30, 2023
USAA Tax Exempt Short-Term Institutional	0.47%	June 29, 2020	June 30, 2023
Shares
USAA Virginia Bond Fund Class A	0.80%	July 1, 2019	June 30, 2023
USAA Virginia Bond Fund Shares	0.54%	July 1, 2019	June 30, 2023
USAA Virginia Bond Institutional Shares	0.50%	June 29, 2020	June 30, 2023

DocuSign Envelope ID: 70B41BC7-3ACF-4CA4-81BF-F4D640E0B1C3

	Maximum

Fund/Class	Operating	Effective Date	Date of Termination
May 31 FYE Funds	Expense Limit	of Waiver
USAA Cornerstone Aggressive Fund	1.10%	July 1, 2019	June 30, 2023
USAA Cornerstone Conservative Fund	0.10%	July 1, 2019	June 30, 2023
USAA Cornerstone Equity Fund	0.10%	July 1, 2019	June 30, 2023
USAA Cornerstone Moderate Fund	1.00%	July 1, 2019	June 30, 2023
USAA Cornerstone Moderately Aggressive	0.98%	July 1, 2019	June 30, 2023
Fund
USAA Cornerstone Moderately	0.90%	July 1, 2019	June 30, 2023
Conservative Fund
USAA Emerging Markets Fund Class A	1.75%	July 1, 2019	June 30, 2023
USAA Emerging Markets Fund	1.29%	July 1, 2019	June 30, 2023
Institutional Shares
USAA Emerging Markets Fund Shares	1.48%	July 1, 2019	June 30, 2023
USAA Government Securities Fund Class A	0.75%	July 1, 2019	June 30, 2023
USAA Government Securities Fund	0.39%	July 1, 2019	June 30, 2023
Institutional Shares
USAA Government Securities Fund R6	0.35%	July 1, 2019	June 30, 2023
Shares
USAA Government Securities Fund Shares	0.48%	July 1, 2019	June 30, 2023
USAA Growth and Tax Strategy Fund	0.61%	July 1, 2019	June 30, 2023
Shares
USAA Growth and Tax Strategy Fund	0.57%	June 29, 2020	June 30, 2023
Institutional Shares
USAA Growth and Tax Strategy Fund Class	0.86%	June 29, 2020	June 30, 2023
A
USAA Growth and Tax Strategy Fund Class	1.61%	June 29, 2020	June 30, 2023
C
USAA International Fund Class A	1.35%	July 1, 2019	June 30, 2023
USAA International Fund Institutional	0.99%	July 1, 2019	June 30, 2023
Shares
USAA International Fund R6 Shares	0.85%	July 1, 2019	June 30, 2023
USAA International Fund Shares	1.06%	July 1, 2019	June 30, 2023
USAA Managed Allocation Fund	0.74%	July 1, 2019	June 30, 2023
USAA Precious Metals and Minerals Fund	1.34%	July 1, 2019	June 30, 2023
Class A
USAA Precious Metals and Minerals Fund	1.00%	July 1, 2019	June 30, 2023
Institutional Shares
USAA Precious Metals and Minerals Fund	1.27%	July 1, 2019	June 30, 2023
Shares
USAA Treasury Money Market Trust	0.35%	July 1, 2019	June 30, 2023
USAA Sustainable World Fund Class A	1.35%	July 1, 2019	June 30, 2023
USAA Sustainable World Fund Institutional	1.00%	July 1, 2019	June 30, 2023
Shares

DocuSign Envelope ID: 70B41BC7-3ACF-4CA4-81BF-F4D640E0B1C3

	Maximum

Fund/Class	Operating	Effective Date	Date of Termination
May 31 FYE Funds	Expense Limit	of Waiver
USAA Sustainable World Fund Shares	1.09%	July 1, 2019	June 30, 2023
	Maximum

Fund/Class	Operating	Effective Date	Date of Termination
July 31 FYE Funds	Expense Limit	of Waiver
USAA Aggressive Growth Fund	0.70%	July 1, 2019	June 30, 2023
Institutional Shares
USAA Aggressive Growth Fund Shares	0.75%	July 1, 2019	June 30, 2023
USAA Capital Growth Fund Institutional	1.10%	July 1, 2019	June 30, 2023
Shares
USAA Capital Growth Fund Shares	1.12%	July 1, 2019	June 30, 2023
USAA Growth & Income Fund Institutional	0.84%	July 1, 2019	June 30, 2023
Shares
USAA Growth & Income Fund Class A	1.15%	July 1, 2019	June 30, 2023
USAA Growth & Income Fund Shares	0.88%	July 1, 2019	June 30, 2023
USAA Growth Fund Institutional Shares	0.88%	July 1, 2019	June 30, 2023
USAA Growth Fund Shares	0.92%	July 1, 2019	June 30, 2023
USAA High Income Fund Class A	1.00%	July 1, 2019	June 30, 2023
USAA High Income Fund Institutional	0.73%	July 1, 2019	June 30, 2023
Shares
USAA High Income Fund R6 Shares	0.65%	July 1, 2019	June 30, 2023
USAA High Income Fund Shares	0.83%	July 1, 2019	June 30, 2023
USAA Income Fund Class A	0.77%	July 1, 2019	June 30, 2023
USAA Income Fund Institutional Shares	0.46%	July 1, 2019	June 30, 2023
USAA Income Fund R6 Shares	0.39%	July 1, 2019	June 30, 2023
USAA Income Fund Shares	0.52%	July 1, 2019	June 30, 2023
USAA Income Fund Class C	1.43%	June 29, 2020	June 30, 2023
USAA Income Stock Fund Institutional	0.72%	July 1, 2019	June 30, 2023
Shares
USAA Income Stock Fund R6 Shares	0.65%	July 1, 2019	June 30, 2023
USAA Income Stock Fund Shares	0.76%	July 1, 2019	June 30, 2023
USAA Intermediate-Term Fund Class A	0.87%	July 1, 2019	June 30, 2023
USAA Intermediate-Term Fund Class C	1.53%	June 29, 2020	June 30, 2023
USAA Intermediate-Term Fund	0.52%	July 1, 2019	June 30, 2023
Institutional Shares
USAA Intermediate-Term Fund R6 Shares	0.39%	July 1, 2019	June 30, 2023
USAA Intermediate-Term Fund Shares	0.59%	July 1, 2019	June 30, 2023
USAA Money Market Fund	0.62%	July 1, 2019	June 30, 2023
USAA Science & Technology Fund Class A	1.34%	July 1, 2019	June 30, 2023
USAA Science & Technology Fund Shares	1.06%	July 1, 2019	June 30, 2023

DocuSign Envelope ID: 70B41BC7-3ACF-4CA4-81BF-F4D640E0B1C3

USAA Short-Term Bond Fund Class A	0.73%	July 1, 2019	June 30, 2023
USAA Short-Term Bond Fund Institutional	0.43%	July 1, 2019	June 30, 2023
Shares
USAA Short-Term Bond Fund R6 Shares	0.39%	July 1, 2019	June 30, 2023
USAA Short-Term Bond Fund Shares	0.53%	July 1, 2019	June 30, 2023
USAA Small Cap Stock Fund Institutional	0.98%	July 1, 2019	June 30, 2023
Shares
USAA Small Cap Stock Fund Shares	1.10%	July 1, 2019	June 30, 2023
USAA Value Fund Class A	1.27%	July 1, 2019	June 30, 2023
USAA Value Fund Institutional Shares	0.88%	July 1, 2019	June 30, 2023
USAA Value Fund Shares	0.96%	July 1, 2019	June 30, 2023

	Maximum
Fund/Class	Operating	Effective Date	Date of Termination
December 31 FYE Funds	Expense Limit	of Waiver
USAA 500 Index Fund Member Shares	0.25%	July 1, 2019	June 30, 2023
USAA 500 Index Fund Reward Shares	0.15%	July 1, 2019	June 30, 2023
USAA Extended Market Index Fund Shares	0.43%	July 1, 2019	June 30, 2023
USAA Global Managed Volatility Fund	0.70%	July 1, 2019	June 30, 2023
Institutional Shares
USAA Global Managed Volatility Fund	0.90%	July 1, 2019	June 30, 2023
Shares
USAA NASDAQ-100 Index Fund R6 Shares	0.40%	July 1, 2019	June 30, 2023
USAA NASDAQ-100 Index Fund Shares	0.48%	July 1, 2019	June 30, 2023
USAA NASDAQ-100 Index Fund	0.44%	June 29, 2020	June 30, 2023
Institutional Shares
USAA NASDAQ-100 Index Fund Class A	0.70%	June 29, 2020	June 30, 2023
USAA NASDAQ-100 Index Fund Class C	1.45%	June 29, 2020	June 30, 2023
USAA Target Retirement 2030 Fund	0.03%	July 1, 2019	June 30, 2023
USAA Target Retirement 2040 Fund	0.02%	July 1, 2019	June 30, 2023
USAA Target Retirement 2050 Fund	0.04%	July 1, 2019	June 30, 2023
USAA Target Retirement 2060 Fund	0.10%	July 1, 2019	June 30, 2023
USAA Target Retirement Income Fund	0.07%	July 1, 2019	June 30, 2023
USAA Ultra Short-Term Bond Fund	0.55%	July 1, 2019	June 30, 2023
Institutional Shares

USAA Ultra Short-Term Bond Fund R6	0.39%	July 1, 2019	June 30, 2023
Shares
USAA Ultra Short-Term Bond Fund Shares	0.60%	July 1, 2019	June 30, 2023
USAA Ultra Short-Term Bond Fund Class A	0.85%	June 29, 2020	June 30, 2023

A-4